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                                                                     EXHIBIT 4.4

                               AMENDMENT NO. 1 TO
                            SERIES A RIGHTS AGREEMENT

      THIS AMENDMENT NO. 1 TO SERIES A RIGHTS AGREEMENT ("Amendment") is dated as of May 31, 2005 by and among KONA GRILL, INC., a Delaware corporation (the "Company") and the investors listed on the signature pages hereto (each an "Investor" and collectively the "Investors").

                                    RECITALS

      A. The Investors whose names are set forth on the signature pages of this Amendment are parties to that certain Series A Investor Rights Agreement (the "Rights Agreement") dated as of August 29, 2003, as amended from time to time, by and among the Company and the Investors. The Rights Agreement sets forth certain rights and obligations of the parties to that agreement with respect to such parties' respective Preferred Shares and Conversion Shares. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Stockholders' Agreement.

      B. Pursuant to Section 3.4 of the Rights Agreement, the Rights Agreement may be amended by the written agreement signed by the Company and holders of at least a majority of the Registrable Securities that are outstanding (including, for these purposes, Conversion Shares) (the "Approving Parties").

      C. The Approving Parties hold at least a majority of the Registrable Securities that are outstanding as of the date hereof.

      D. The Company has proposed a firmly underwritten initial public offering of its common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Offering"), and the Approving Parties believe that it is the best interests of the Company and its Stockholders to amend the Rights Agreement to terminate certain rights contained therein prior to the closing of the Offering (the "Closing").

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. TERMINATION OF CERTAIN RIGHTS; WAIVER OF PREEMPTIVE RIGHTS. Effective upon (a) the execution and delivery of this Amendment by the Approving Parties; and (b) the Closing, Sections 2.1 (Information Rights), 2.2 (Inspection Rights), and 3.1 (Preemptive Rights) of the Rights Agreement shall be cancelled and terminated in their entirety. The Approving Parties hereby waive the operation of Section 3.1 of the Rights Agreement as it relates to the Offering.

      2. BINDING NATURE OF AGREEMENT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

      3. EXECUTION AND COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears hereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Amendment, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as if it were an executed counterpart of this Amendment.

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      4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with Arizona law, notwithstanding any Arizona or other conflicts-of-law provisions to the contrary.

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      IN WITNESS WHEREOF, the parties below have executed this Amendment as of the date first written above.

                        THE COMPANY:

                        KONA GRILL, INC.

                        By: /s/ Mark S. Robinow
                           -----------------------------------------------------
                        Name: Mark S. Robinow
                             ---------------------------------------------------
                        Its: Chief Financial Officer
                            ----------------------------------------------------

                        THE INVESTORS:

                        /s/ Marcus E. Jundt
                        --------------------------------------------------------
                        Marcus E. Jundt

                        /s/ James R. Jundt
                        --------------------------------------------------------
                        James R. Jundt

                        KONA KC INVESTMENT LLC
                        an Arizona limited liability company

                           By RJN II, LLC, an Arizona limited liability company, Its Manager

                        By: /s/ Robert J. Novak
                           -----------------------------------------------------
                             Robert J. Novak, Manager

                        /s/ D. David Sebold
                        --------------------------------------------------------
                        D. David Sebold

                        /s/ Murray R. Williamson
                        --------------------------------------------------------
                        Murray R. Williamson

                        /s/ Patricia R. Williamson
                        --------------------------------------------------------
                        Patricia R. Williamson

                        /s/ Holly Callen Hamilton
                        --------------------------------------------------------
                        Holly Callen Hamilton

                        /s/ Robert W. Hamilton
                        --------------------------------------------------------
                        Robert W. Hamilton

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                        /s/ Ted Mitsakopoulos
                        --------------------------------------------------------
                        Ted Mitsakopoulos

                        /s/ Richard J. Hauser
                        --------------------------------------------------------
                        Richard J. Hauser

                        KONA MN LLC, a Delaware limited liability company

                        By: /s/ Richard Hauser
                           -----------------------------------------------------
                        Name: Richard Hauser
                             ---------------------------------------------------
                        Title: Co-Manager
                              --------------------------------------------------

                        Mary Jane Hauser
                        --------------------------------------------------------
                        Mary Jane Hauser

                        CARL REDFIELD TRUST 2000, DATED 10/18/2000

                        By: /s/ Carl Redfield
                           -----------------------------------------------------
                        Carl Redfield TTEE

                        MARY JOANN JUNDT IRREVOCABLE TRUST

                        By: /s/ Mary Joann Jundt
                           -----------------------------------------------------
                        Name: Mary Joann Jundt
                             ---------------------------------------------------
                        Its: Trustee

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